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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 4, 2000
               (Date of earliest event reported: January 20, 2000)

                        Commission File Number: 000-25835

                               MYPOINTS.COM, INC.
             (Exact name of Registrant as specified in its charter)



                Delaware                                   94-3255692
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(State of incorporation or organization)             (IRS Employer I.D. No.)


       100 California Street, 11th floor, San Francisco, California 94111
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (415) 676-3700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Item 5. Other Events

         In January 2000, MyPoints.com, Inc. acquired Alliance Development Group, Inc. ("ADG"), a company that operates offline customer reward programs. MyPoints.com issued an aggregate of 270,000 shares of common stock in this transaction. Based on the value of MyPoints.com common stock at the closing of the transaction, the aggregate purchase price was $16.2 million. MyPoints.com expects to account for this transaction using the purchase method of accounting. As a result, MyPoints.com expects to allocate $14.8 million of the purchase price to intangible assets and goodwill, which we intend to amortize over one to eight years.

Item 7.        Financial Statements and Exhibits

        (a)  Financial Statements and Pro Forma Financial Information

        It is impracticable to provide the required financial statements as of the filing of this report. Registrant expects that audited and pro forma financial statements required under this item will be filed within the time period required by applicable rules of the Securities and Exchange Commission.

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MYPOINTS.COM, INC.

                                        By: /s/ Thomas Caldwell
                                            ----------------------------------
                                            Thomas Caldwell,
                                            Senior Vice President, Finance
                                            and Chief Financial Officer



Date: February 3, 2000